EXHIBIT 99.(b)

Firstgold Corp., Appoints New Chairman and Adds Additional Board Member

June 27, 2007, Cameron Park, CA - Firstgold Corp. (OTCBB: FGOC) announced today the appointment of Stephen Akerfeldt as the new Chairman of the Board and welcomed to the Board Fraser Berrill. Scott Dockter Firstgold Corp CEO commented on the additions.

“Steve Akerfeldt joined our board in September and has been chair of our audit committee. We have really benefited from Steve’s advice and business contacts over this last year and with our recent financing and a desire to get a Canadian listing we felt now was an appropriate time to split the CEO and Chairman’s roles. Steve was previously Chairman of the Board of Jura Energy Corporation (JEC: TSX), an Oil and Gas exploration company based in Calgary and continues to sit on their board. Mr. Akerfeldt, a Chartered Accountant by training, has had a long and distinguished career including 15 years as a senior partner with Price Waterhouse Coopers. He has acted and continues to act as a principal in the acquisition, management and resale of a number of large private businesses and has served as Vice Chairman and CFO of Magna International Inc, the most diversified automotive supplier in the world

Effective June 26, 2007 Firstgold Corp has also appointed Fraser Berrill to its board. ‘We have come to know Mr. Berrill over the last number of months and believe we have secured the wisdom of one of Canada’s finest corporate lawyers to our board. Mergers , acquisitions and corporate governance are a frequent core issue in our sector today and we really wanted to make sure we had some experts at the Board level we could rely upon to guide us in these areas.” commented Dockter.

Fraser Berrill is currently the CEO and President of Renasant Financial Partners (TSX:REN), which is a financial services and technology trading organization. He also serves as a Trustee of Vicwest Income Fund and a number of private companies. From 1991 to 2000, Fraser was Senior Vice-President, Corporate Development of Acklands Limited (TSX:ACK), which sold its industrial distribution and auto parts assets to WW Grainger and Carquest transforming into Morguard Corporation (TSX:MRC). Positions held prior to that included Vice-President, Corporate Development Paja Group and President of the Sherman group of companies. In addition, Mr. Berrill has received his Chartered Director designation from McMaster University and was a member of the litigation team for Osler, Hoskin & Harcourt LLP from 1975 to 1981.”

Stepping down from the board is company CFO, Jim Kluber.  Mr. Dockter stated, “As we endeavor to embrace a fully independent board, Mr. Kluber has graciously stepped down from his seat as a Director.  We are sincerely grateful to him for his years of service in this capacity.”  Mr. Kluber will continue as the company’s Chief Financial Officer.

Firstgold currently leases over 40,000 acres of prime exploration property in Nevada. Its principal project is Relief Canyon. The Relief Canyon mine recently had its Plan of Operation reinstated in the state of Nevada and the company is conducting extensive drilling and development analysis on the project. Relief Canyon is located outside Lovelock Nevada on the site of the previously producing Pegasus Gold Mine. Additional information about Firstgold Corp. can be found by visiting its web site at www.firstgoldcorp.com.

Safe Harbor Statement
The matters discussed in this release contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended that involve risks and uncertainties. Although Firstgold Corp. believes that the expectations reflected in such forward-looking statements are reasonable; the forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected. Firstgold Corp. cautions investors that any forward-looking statements made by Firstgold Corp. are not guarantees of future performance and those actual results may differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those reflected in forward-looking statements include, but are not limited to, risks and uncertainties regarding the actual mineralization of Firstgold Corp.'s mining properties, the unproven nature of and potential changes to Firstgold Corp.'s business model, the risk that the capital and other resources that Firstgold Corp will need to exploit its business model will not be available, and the risks discussed in Firstgold Corp's Form 10-KSB and in Firstgold Corp.'s 10-QSBs and in Firstgold Corp.'s other filings with the Securities and Exchange Commission.

Contact Information: info@firstgoldcorp.com